Exhibit 99.1

Stephens Non Deal Roadshow August 25, 2016

Safe Harbor Certain statements in this presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our business strategies, growth prospects, industry trends, Tower Cloud sales opportunities, and operating and financial performance. Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to the ability and willingness of Windstream and future customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements, and any of their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; the ability of Windstream and future customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the ability and willingness of Windstream and our future customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms or operate and integrate the acquired business; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; credit rating downgrades; fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; the possibility that the terms of the transaction with Tower Cloud as described in this presentation are modified; the risk that the Tower Cloud transaction agreements may terminate prior to expiration; risks related to satisfying the conditions of the Tower Cloud transaction, including timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval; the risk that we fail to fully realize the potential benefits of the Tower Cloud transaction or have difficulty integrating PEG and/or Tower Cloud; and additional factors discussed in the risk factors section of our Annual Report on Form 10-K for the year ended December 31, 2015, as well as those described from time to time in our reports filed with the SEC. CS&L expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this presentation to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based. First quarter 2016 unaudited results for PEG and Tower Cloud are subject to audit and purchase accounting adjustments. Actual results for the period could differ materially. Investors should not place undue reliance on such numbers. PEG and Tower Cloud operating metrics have been provided by PEG and Tower Cloud without verification and investors should not place undue reliance on those operating metrics. This presentation includes projected results for Tower Cloud for 2016. Such projections have been provided by Tower Cloud and are subject to significant risks and uncertainty including, without limitation, risks relating to Tower Cloud’s ability to renew or obtain new contracts on anticipated terms or at all, Tower Cloud’s ability to attract new customers, current economic trends, reception of new products and technologies in the wireless infrastructure industry, and the strength of Tower Cloud’s competitors. Given these risks and uncertainties, any projection is inherently unreliable and Tower Cloud’s actual results are likely to differ materially from those listed in this presentation. This presentation contains certain supplemental measures of performance that are not required by, or presented in accordance with, U.S. GAAP. Such measures should not be considered as alternatives to GAAP. Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found in the appendix hereto. 1

CS&L Vision and Strategy  Building Unique REIT Investment Platform Across Communication Infrastructure Assets  Taking Advantage of Favorable Industry Dynamics Driving Capital Investments  Exponential Network Traffic Growth Accelerating Architecture & Technology Changes  Communication Infrastructure Converging Around Fiber-Centric Data Transport Ecosystem  Fiber is Becoming the Focal Point in the New Ecosystem  Uniti Fiber Accelerates CS&L’s Growth and Diversification Strategy Leading Strategic Capital Partner to the Communications Industry 2

CS&L Facts – Pro Forma Spinoff Formation Contractual Net Lease Revenues (1) Uniti Fiber S&P 400 Mid-Cap Company April 2015 > $9B Revenues Under Contract > $500M Revenues Under Contract > $8B Enterprise Value NASDAQ: “CSAL” Annual Revenue Net Leverage (2) Net Secured Leverage (2) Near Term Debt Maturities ≈ $800M 5.6x 4.1x 0% Fiber Strand Miles (3) Leasing Segment EBITDA Margin YTD Investments Annual Maintenance Capex 97% 4.2M ≈ $650M ≈ $6M First Diversified Communication Infrastructure REIT Note: All information is as of June 30, 2016 and is pro forma for the acquisition of Tower Cloud. (1) (2) Lease payments under the Master Lease with Windstream to be received over the remaining initial term of 15 years. Net Debt or Net Secured Debt, as applicable, to Annualized Adjusted EBITDA (based on last quarter annualized) pro forma for the a cquisition of PEG and Tower Cloud (Annualized Adjusted EBITDA includes approximately $2 million of synergies expected to be realized within 12 months of the acquisition close date). Adjusted EBITDA does not reflect costs that will be incurred to achieve synergies. Fiber strand miles include 184,000 awarded for deployment. 3 (3)

CS&L Business Strategy Broadband CS&L Fiber Wireless Backhaul CS&L Tower CS&L Ground Lease Carriers Continue To Divest Critical Communication Real Estate 4 Customer relationships across multiple asset classes Value appreciates over time Difficult to replicate Customers willing to lease on a long term basis Attractive economics REITable Fiber Access Point Consumer Towers Ground Leases Data Centers Fiber

CS&L Is Building a Unique REIT Investment Platform

	Ground Leases	Macro Towers	Small Cells	Dark Fiber	Lit Fiber	Consumer Broadband
Key Customers	American Tower, T-Mobile, at&t, amazon, windstream, verizon, Sprint, Google, SBA, Crown Castle, U.S. Cellular					
REITable?	✓	✓	✓	✓	(A)	✓
Initial Yields	6% – 8%	5% – 10%+	5% – 7%	5% – 7%	10% – 20%	8% - 12%
Multi Tenant Leased Up "Shared Economics"		✓	✓	✓	✓	✓
Initial Term (Years)	50 – 99	5 – 10	10 – 20	10 – 20	5 – 10	15 – 20
Escalators	1% – 4%	1% – 3%	0% – 3%	0% – 3%	N/A	1% – 3%
Characteristics	*Infrastructure*	*Infrastructure*	*Infrastructure* / *Services Component*	*Infrastructure* / *Services Component*	*Services Component*	*Infrastructure*

Attractive Return Profiles Across all Asset Classes

(A) Lit fiber is generally not "REITable"; however, TRS structure and tax attributes for PEG and Tower Cloud expected to provide substantial tax benefits. Future conversions of lit fiber to dark fiber may result in assets becoming REIT eligible.

CS&L
The Communications REIT

5

CS&L Pro Forma Revenue Diversification National Carrier B 23% Windstream Lease 82% 15% National Carrier A 44% Revenues (1) Revenues (1) National Carrier D 14% Talk America 3% Other 16% National Carrier C 3% Achieving Diversification with High Quality Tenants Note: Data based on 1Q16 results. (1)First quarter results for PEG and Tower Cloud are unaudited. Actual results could differ materially. Investors should not place undue reliance on such numbers. 6

(1) CS&L M&A Pipeline 53% 53% 79% DEAL SIZE ($M) ASSET TYPE PROCESS MIX 10% 16% 21% 37% 21% Fiber Towers < $250M ≥ $250M and < $500M ≥ $500M Process Negotiated Ground Leases Consumer Broadband Pipeline Well Diversified and Privately Sourced (1) This is a summary of the transactions we are actively pursuing as of August 5, 2016. Other than the previously announced acquisition of PEG Bandwidth LLC and Tower Cloud LLC, we have not signed a purchase agreement and are not otherwise committed to consummating any of these transactions and there can be no assurances that any of these transactions will be completed. 7

Fiber is Critical to All Network Infrastructure Macro Cell Small Cell Distributed Antenna System Baseband Processing C-RAN Fiber is the Unifying CORE Infrastructure Underpinning Carrier Networks 8

CS&L Combined Network Footprint CS&L’s Expanding Fiber Network 9 • Pro Forma Combined Fiber Strand Miles In Service:4,200,000 • Pro Forma Combined Fiber Route Miles In Service:85,000 LEGEND PEG Bandwidth Tower Cloud (In-Service) Tower Cloud (In Progress) Triple Net

Pro Forma Uniti Fiber At A Glance Lit Backhaul 85% Lit Backhaul 75% National Carrier B 23% National Carrier A 44% Revenues Under Contract (1) Product Revenues (1) Customer Revenues (1) National Carrier C 3% National Carrier D 14% Other 16% Dark Fiber, Small Cells & Other 20% Wholesale & Enterprise 5% Dark Fiber, Small Cells & Other 6% Wholesale & Enterprise 9% Financial Data (1) Operating Metrics (1) Lit Backhaul Connections (4) $ in Millions 1Q16 LQA 5,100 LQA Revenue $121 Revenue Under Contract (5) > $530M LQA Adjusted EBITDA (2) $50 Average Remaining Contract Term (6) ~57 months Maintenance Capex to Revenues < 5% Employees ~250 Monthly Revenue (3) – MRR and MAR $10 High Growth Fiber Infrastructure Provider Data reflects combined PEG and Tower Cloud results. First quarter results for PEG and Tower Cloud are unaudited. Actual results could differ materially. Investors should not place undue reliance on such numbers. Operating metrics have been provided by PEG and Tower Cloud without verification and investors should not place undue reliance on those operating metrics. Amounts do not include any anticipated synergies or related costs. Adjusted EBITDA defined as EBITDA less stock-based compensation expense and the impact, which may be recurring in nature, of acquisition and transaction related expenses, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, changes in the fair value of contingent consideration and f inancial instruments, and other similar items. Monthly Recurring Revenue (MRR) and Monthly Amortized Revenue (MAR) expected at closing of Tower Cloud transaction. Includes 770 microwave connections. (1) (2) (3) (4) (5) (6) Revenue under contract expected at closing of Tower Cloud transaction. Contracts are subject to termination under certain conditions and/or may not be renewed. Actual revenue under contract could vary materially. Includes contracts for Lit Backhaul, Dark Fiber, Wholesale and Enterprise. 10

Tower Cloud Investment Thesis  Capitalizes on the Rising Demand by Carriers and Enterprises for Dark Fiber  Establishes CS&L as a Proven Small Cell Systems Provider  Grows Relationships with National Wireless Carriers  Advances Diversification with High Quality Long Term Contractual Revenues  Accelerates Ongoing Wholesale and Enterprise Initiatives  Veteran Leadership Team with Deep Operational Experience  Attractive Valuation  Pre-Synergy Multiple of ~12.4x Based on Projected 4Q16 Annualized Adjusted EBITDA (1)  Expect to Achieve $6 million of Annual Run Rate Cost Synergies within 3 Years Drives Scale and Growth within Uniti Fiber (1)Projected Adjusted EBITDA is subject to purchase price accounting and other adjustments. Actual results could differ materially. Tower Cloud’s future results are subject to significant uncertainty. Any projection is inherently unreliable and Tower Cloud’s actual results are likely to differ materially from those listed in this presentation. Adjusted EBITDA for 4Q16 has not been adjusted for synergies or the costs anticipated to be incurred to achieve the synergies. 11

Tower Cloud Attractive Sales Funnel(1) Dark Fiber & Small Cells 75% Dark Fiber & Small Cells 92% Dark Fiber & Small Cells 86% CONTRACT VALUE CONNECTIONS MRR Lit Backhaul 12% Lit Backhaul Lit Backhaul 7% 21% Wholesale & Enterprise 1% Wholesale & Enterprise 2% Wholesale & Enterprise 4% Dark Fiber & Small Cells Driving Sales Momentum (1)Represents sales opportunities currently being pursued by Tower Cloud as of July 2016, and does not represent contractual backlog or committed revenue. There can be no assurances that any of these opportunities will be realized. 12

Strong Sales Momentum with Attractive Returns

Dark Fiber

- Recent North Florida and Augusta, GA Dark Fiber Awards From National Wireless Carrier
  - $175 million Total Contract Value
  - 20 Year Term
  - Carrier Contributing Upfront NRC
- Contracts Signed Late 2015
  - North Florida Build Expected to Be Completed in 2020
  - Augusta Expected to Be Completed in 2017
- Building Additional Fiber Capacity to Leverage Carrier-Anchored Fiber
  - Follow-on Sales Opportunities have High Incremental Economics
- Strong Multi-Market Sales Funnel for Both C-RAN and Traditional Dark Fiber

Small Cells

- Completed First Small Cell Network in 2015 for Major Wireless Carrier
- Recent Small Cell Awards
  - First "Turn-Key" Small Cell Deployments
  - ODAS – Fronthaul and Backhaul
  - Second Tenant on Existing System Achieves ~25% Yield with "Shared Economics"
- Small Cell Product Suite Increases Addressable Market
  - Fiber Backhaul and Fronthaul
  - Space and Power
  - Maintenance
- Sales Funnel has Significant Small Cell Opportunities Across Multiple Markets and Carriers

Attractive Anchor Tenant Yields with High Incremental Margins

CS&L
The Communications REIT

13

Significant Synergy Opportunities  Access to 11 States Across the Eastern and Midwestern U.S.  Expand Network Reach by Nearly 30,000 Near-Net Connection Opportunities  Increase Ability to Serve Multi-location Wholesale & Enterprise Customers with Larger Geographic Reach  Pool Shared Relationships to Better Engage Strategic Customers  Implement Best Practices in Service Delivery, Service Assurance, and Back Office to Drive Efficiencies in Uniti Fiber  Enhanced Efficiencies throughout Network Operations  Integrate Sales Organizations and Marketing Coverage  Automation of Manual Processes and Consolidation of Duplicative Administrative Processes  Best Practice Approach to OSS/BSS Systems Expected Annual Run Rate Cost Synergies of $6 million within 3 Years 14 SG&A Synergies Operational Synergies Revenue Synergies

Tower Cloud Transaction Summary  Initial Consideration of $230 million  $180 million Cash Consideration Consideration  1.9 million Shares of CS&L Common Stock  Additional Contingent Consideration upon Tower Cloud Achieving Certain Defined Operational and Financial Milestones Over the Next 4 Years  Synergies Up to $6 million of Annual Run Rate Cost Synergies to Be Achieved Within 3 Years  Cash Consideration to Be Funded with Available Cash on Hand and Borrowings Under CS&L’s $500 million Revolver Financing  Regulatory and Other Approvals Required; Customary Closing Conditions Closing Conditions and Timing  Expect to Close in 3Q16 15

Current & Pro Forma Capitalization

$ in Millions

	6/30/2016 As Reported	Tower Cloud Transaction Adjustments	Pro Forma as Adjusted for Tower Cloud Transaction
Cash	$ 49	$ --	$ 49
Revolver	42	185 [1]	227
Term Loan B	2,119	--	2,119
Secured Notes	550	--	550
Unsecured Notes	1,110	--	1,110
Capital Leases [2]	49	7	56
Total Debt	$ 3,870	$ 192	$ 4,062
Convertible Preferred at Fair Value	79	--	79
LQA Adjusted EBITDA [3]	698	16 [4]	714
Net Debt	**$ 3,821**		**$ 4,013**
Net Debt / LQA Adjusted EBITDA	**5.5x**		**5.6x**

Note: Presented in accordance with Debt Agreements and not GAAP accounting standards. Amounts may not foot due to rounding. Amounts not adjusted for unamortized discount and debt issuance costs.

(1) Cash portion of Tower Cloud consideration expected to be funded on revolver. Includes estimated transaction fees and expenses of $5 million.

(2) Capital leases are related to IRUs.

(3) LQA Adjusted EBITDA is calculated as the pro forma Adjusted EBITDA for the most recently reported three month period multiplied by 4. For the three months ended 6/30/16, PEG contributed $5.5 million of Adjusted EBITDA, which represents results from the May 2, 2016 acquisition date through June 30, 2016. The LQA Adjusted EBITDA for the three months ended 6/30/16 includes the pro forma effects of PEG assuming the acquisition closed on April 1, 2016.

(4) Includes approximately $2 million of synergies expected to be realized within 12 months of the acquisition close date.

CS&L
The Communications REIT

16

Q&A 17

Appendix 18

Reconciliation of Non-GAAP Historical Financials Unaudited, $ in Millions CS&L 2Q16 Net Loss $ (1.5) Depreciation & amortization 92.4 Interest expense 68.0 Income tax expense 0.3 1.2 Stock-based compensation 11.2 Transaction related costs Note: Subtotals may not foot due to rounding. (1)Annualized Adjusted EBITDA is calculated as Adjusted EBITDA multiplied by 4. (2)For the three months ended 6/30/16 PEG contributed $5.5 million of Adjusted EBITDA, which represents results from the May 2, 2016 acquisition date through June 30, 2016. The Annualized Adjusted EBITDA for 2Q16 includes the pro forma effects of PEG assuming the acquisition closed on April 1, 2016. 19 Annualized Adjusted EBITDA (1) (2) $697.6 Adjusted EBITDA171.6 EBITDA$159.2

Reconciliation of Non-GAAP Historical Financials

Unaudited, $ in Millions

PEG Bandwidth

		1Q16(1)
Net Income	$	(5.4)
Depreciation & amortization		8.2
Interest expense		6.1
Income tax expense		-
EBITDA	**$**	**8.9**
Stock-based compensation		0.2
Transaction related costs		-
Adjusted EBITDA		**9.1**
Annualized Adjusted EBITDA (3)	**$**	**36.3**

Tower Cloud

		1Q16(1)
Net Income	$	(2.3)
Depreciation & amortization		4.7
Interest expense		1.1
Income tax expense		-
EBITDA	**$**	**3.4**
Stock-based compensation		0.1
Transaction related costs		-
Adjusted EBITDA		**3.5**
Annualized Adjusted EBITDA (3)	**$**	**13.7**

Uniti Fiber(2)

		1Q16
Net Income	$	(7.7)
Depreciation & amortization		12.9
Interest expense		7.2
Income tax expense		-
EBITDA	**$**	**12.3**
Stock-based compensation		0.3
Transaction related costs		-
Adjusted EBITDA		**12.5**
Annualized Adjusted EBITDA (3)	**$**	**50.1**

Note: Subtotals may not foot due to rounding.
(1) First quarter results for PEG and Tower Cloud are unaudited. Actual results could differ materially. Investors should not place undue reliance on such numbers.
(2) Represents pro forma Uniti Fiber based on 1Q16 results for PEG and Tower Cloud. Amounts do not includes any anticipated synergies or related costs to achieve those synergies.
(3) Annualized Adjusted EBITDA is calculated as Adjusted EBITDA multiplied by 4.

CS&L
The Communications REIT

20

Non-GAAP Financial Measures We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), Normalized Funds from Operations (“NFFO”) and Adjusted Funds from Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO, NFFO and AFFO are important non-GAAP supplemental measures of operating performance for a real estate investment trust (“REIT”). We define EBITDA as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define Adjusted EBITDA as EBITDA less stock-based compensation expense and the impact, which may be recurring in nature, of transaction related costs, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, changes in the fair value of contingent consideration and financial instruments, and other similar items. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants. Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as an alternative to net income determined in accordance with GAAP. 21

Non-GAAP Financial Measures Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of the real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO, as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income applicable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition. The Company defines NFFO, as FFO excluding the impact, which may be recurring in nature, of transaction related costs. The Company defines AFFO, as NFFO excluding (i) non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, straight line rental revenues, revenue associated with the amortization of tenant capital improvements and (ii) the impact, which may be recurring in nature, of maintenance capital expenditures, the write-off of unamortized deferred financing fees, additional costs incurred as a result of early repayment of debt, changes in the fair value of contingent consideration and financial instruments and similar items. We believe that the use of FFO, NFFO and AFFO, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO, NFFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction related costs. The Company uses FFO, NFFO and AFFO, and their respective per share amounts, only as performance measures, and FFO, NFFO and AFFO do not purport to be indicative of cash available to fund future cash requirements. While FFO, NFFO an AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered and alternative to those measures in evaluating our liquidity or operating performance. Further, our computations of EBITDA, Adjusted EBITDA, FFO, NFFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA, NFFO and AFFO differently than we do. Annualized Adjusted EBITDA is calculated by multiplying Adjusted EBITDA for the most recently completed three month period by four. Our computation of Adjusted EBITDA and Annualized Adjusted EBITDA may differ from the methodology used by other REITs to calculate these measures, and, therefore, may not be comparable to such other REITs. Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X. 22

Other Reporting Definitions  Adjusted EBITDA Margin: Adjusted EBITDA divided by consolidated revenue. Adjusted EBITDA margin is a supplemental measure of our operating margin that should be considered along with, but not as an alternative to our operating margins  Contract Value: MRR and MAR under contract multiplied by the remaining contract term in months  Contractual Annual Revenue: MRR and MAR under contract multiplied by 12 months  Enterprise Value: Net Debt plus market value of outstanding common stock  Monthly Amortized Revenue (MAR): Revenue related to the amortized portion of upfront charges and IRU’s  Monthly Recurring Revenue (MRR): Revenues for ongoing service from both contractual and month-to-month customer arrangements  Net Debt: Carrying amount of debt outstanding, net of discounts, less unrestricted cash and cash equivalents  Net Secured Debt: Carrying amount of secured debt outstanding, net of discounts, less unrestricted cash and cash equivalents  Net Leverage Ratio: Net debt divided by Annualized Adjusted EBITDA  Net Secured Leverage Ratio: Net secured debt divided by Annualized Adjusted EBITDA  Revenue Under Contract: Total revenue contract value entitled to be received pursuant to existing contracts, some of which may be past their expiration date and currently on a month to month basis. A portion of these contracts is subject to renewal each year, and there can be no assurances that the contracts will be renewed at all or, if they are renewed, that the renewal will not provide for lower rates. Accordingly, our presentation of contractual revenue is not a guarantee of future revenues and should not be viewed as a predictor of future annual revenues 23